Exhibit 99.1



FOR IMMEDIATE RELEASE                                          November 12, 2004


                  Almost Family Announces Third Quarter Results

             Basic EPS Up 50% -- $0.18 in 2004 versus $0.12 in 2003

Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the three and nine months ended September 30, 2004. Basic earnings per share for the quarter were $0.18 in 2004 versus $0.12 in the same quarter of 2003. Basic earnings per share for the nine months ended September 30 were $0.48 in 2004 versus $0.44 in the same period of 2003.


In the quarter ended September 30, 2004, the Company's VN revenue increased over 9%, while overall Home Health Care revenue grew 7% as compared to the same quarter of 2003. Adult Day Care revenue declined 9.5% as a result of store closings. On a same store basis ADC days sold increased about 3%.

William B. Yarmuth, Chairman and CEO commented on the Company's results for the quarter: "This was an outstanding quarter for Almost Family despite the effect of hurricane weather in Florida. We remain very positive on the prospects for our Visiting Nurse Segment. With the significant reduction in our debt over the past two years we are well positioned to pursue growth opportunities through both internal development and acquisitions." Earlier this week, the Company announced plans to acquire an Orlando, FL visiting nurse agency.

The Company noted that hurricane weather in Florida, where about 50% of year to date VN revenues have been generated, reduced VN operating income for the September 2004 quarter by an estimated $180,000 and basic EPS by an estimated $0.05.

The Company also noted that it has made substantial reductions in its outstanding debt over the course of the past two years. During the quarter ended September 30, 2004 the Company reduced amounts outstanding on its bank credit facility by $3.3 million. Through October 31, 2004, the Company has paid down debt by $6.9 million since December 2003 and by more than $10.6 million since December 2002, when its credit facility balance was over $14 million.


The Company will be filing its Form 10-Q with the Securities and Exchange Commission today. Please refer to that filing for additional information.

Results of operations for the three months ended September 30, 2004 and 2003 are set forth in the table below:

       Consolidated                                2004                        2003                       Change
       ------------
                                          --------------- ---------- ---------------- ---------- -------------- -------------
                                             Amount       % Rev           Amount     % Rev         Amount           %
                                         --------------- ---------- ---------------- ---------- -------------- -------------

Net Revenues
Home Health Care              VN         $ 7,555,941         34.2%  $    6,920,323      32.0%  $    635,618           9.2%
                              PC           8,479,334         38.4%       8,056,132      37.2%       423,202           5.3%
                                         ---------------            ----------------            --------------
                                          16,035,275         72.5%      14,976,455      69.2%     1,058,820           7.1%
Adult Day Care                             6,072,459         27.5%       6,673,302      30.8%      (600,843)         -9.0%
                                         ---------------            ----------------            --------------
                                         $22,107,734        100.0%  $   21,649,757      100.0%  $    457,977           2.1%
                                         ===============            ================            ==============
Operating Income
Home Health Care              VN         $   870,372         11.5%  $      705,766       10.2%  $    164,606          23.3%
                              PC             883,563         10.4%         913,512       11.3%       (29,949)         -3.3%
                                         ---------------            ----------------            --------------
                                           1,753,935         10.9%       1,619,278       10.8%       134,657           8.3%
Adult Day Care                               626,469         10.3%         668,753       10.0%       (42,284)         -6.3%
                                         ---------------            ----------------            --------------
                                           2,380,404         10.8%       2,288,031       10.6%        92,373           4.0%
Unallocated corporate expenses             1,575,505          7.1%       1,660,546        7.7%       (85,041)         -5.1%
                                         ---------------            ----------------            --------------
Income before interest and taxes             804,899          3.6%         627,485        2.9%       177,414          28.3%
Facility gains (losses)                            -          0.0%               -        0.0%             -           0.0%
Interest expense                             113,228          0.5%         155,241        0.7%       (42,013)        -27.1%
Income taxes                                 287,044          1.3%         188,898        0.9%        98,146          52.0%
                                         ---------------            ----------------            --------------
  Net income                             $   404,627          1.8%  $      283,346        1.3%  $    121,281          42.8%
                                         ===============            ================            ==============

Earnings per share:
Basic                                    $      0.18                $         0.12              $       0.06          50.0%
Diluted                                  $      0.16                $         0.11              $       0.05          45.5%

Weighted average shares outstanding
Basic                                      2,303,918                     2,296,527                     7,391           0.3%
Diluted                                    2,555,930                     2,555,081                       849           0.0%


Results of operations for the nine months ended September 30, 2004 and 2003 are set forth in the table below:

       Consolidated                                2004                        2003                       Change
       ------------
                                         -------------------------- --------------------------- ----------------------------
                                               Amount       % Rev           Amount     % Rev         Amount           %
                                         --------------- ---------- ---------------- ---------- -------------- -------------

Net Revenues
Home Health Care              VN         $  24,005,398       36.1%  $  21,862,873        33.6%  $  2,142,525           9.8%
                              PC            24,869,853       37.5%     24,038,168        37.0%       831,685           3.5%
                                         ---------------            ----------------            --------------
                                            48,875,251       73.6%     45,901,041        70.6%     2,974,210           6.5%
Adult Day Care                              17,508,084       26.4%     19,102,923        29.4%    (1,594,839)         -8.3%
                                         ---------------            ----------------            --------------
                                         $  66,383,335      100.0%  $  65,003,964       100.0%  $  1,379,371           2.1%
                                         ===============            ================            ==============
Operating Income
Home Health Care              VN         $   3,684,187       15.3%  $   3,127,274        14.3%  $    556,913          17.8%
                              PC             2,429,857        9.8%      2,890,521        12.0%      (460,664)        -15.9%
                                         ---------------            ----------------            --------------
                                             6,114,044       12.5%      6,017,795        13.1%        96,249           1.6%
Adult Day Care                                 858,924        4.9%        980,656         5.1%      (121,732)        -12.4%
                                         ---------------            ----------------            --------------
                                             6,972,968       10.5%      6,998,451        10.8%       (25,483)         -0.4%
Unallocated corporate expenses               4,743,885        7.1%      4,804,066        7.4%        (60,181)         -1.3%
                                         ---------------            ----------------            --------------
Income before interest and taxes             2,229,083        3.4%      2,194,385         3.4%        34,698           1.6%
Facility gains (losses)                          3,854        0.0%        (11,709)        0.0%        15,563        -132.9%
Interest expense                               381,187        0.6%        496,885         0.8%      (115,698)        -23.3%
Income taxes                                   751,075        1.1%        674,317         1.0%        76,758          11.4%
                                         ---------------            ----------------            --------------
  Net income                             $   1,100,675        1.7%  $   1,011,474         1.6%  $     89,201           8.8%
                                         ===============            ================            ==============

Earnings per share:
Basic                                    $        0.48              $        0.44               $       0.04           9.1%
Diluted                                  $        0.43              $        0.40               $       0.03           7.5%

Weighted average shares outstanding
Basic                                        2,299,830                  2,294,182                      5,648           0.2%
Diluted                                      2,553,450                  2,524,060                     29,390           1.2%


The Company's 2003 Form 10-K includes a description of its business plan which calls for an increase in emphasis on the Visiting Nurse segment. In the information above "VN" refers to the Company's Visiting Nurse segment, "PC" refers to the Company's in-home Personal Care segment and "ADC" refers to the Company's facility-based Adult Day Care Segment.

Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health nursing services and adult day health services. The Company has service locations in Florida, Kentucky, Ohio, Maryland, Connecticut, Massachusetts, Alabama and Indiana (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, expectations for improved earnings from the ADC segment, the Company's ability to generate same store sales growth, the Company's ability to acquire visiting nurse agencies at prices it is willing to pay, the Company's ability to attract investment of additional capital, the Company's ability to generate positive cash flows, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include: the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2003, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.